UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2024, 22nd Century Group, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (The “Equity Rule”). As previously disclosed, on June 3, 2024, the Company received a letter from Nasdaq notifying the Company that Nasdaq had reviewed the Company’s plan and had granted the request by the Company for a 180-calendar day extension from April 4, 2024 for the Company to evidence compliance with the Equity Rule by October 1, 2024.

Nasdaq will continue to monitor the Company’s ongoing compliance with The Equity Rule, and if the Company’s next periodic report does not evidence compliance with the Equity Rule, the Company may be subject to delisting.

Item 7.01.	Regulation FD Disclosure.

On October 8, 2024, the Company issued a press release regarding Nasdaq compliance. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated October 8, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: October 8, 2024	Lawrence Firestone
Chief Executive Officer